UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2006
GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	000-51277 (Commission File Number)	41-1997390 (I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN (Address of principal executive offices)		56241-0216 (Zip Code)
(320) 564-3100
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement.
     On October 10, 2006, Granite Falls Energy, LLC (GFE) executed a Lease Termination Agreement to terminate a lease agreement with our wholly-owned subsidiary, Gopher State Ethanol, LLC (GSE), under which we had previously leased all of our operating assets to GSE. Both GFE and GSE determined that the lease was no longer in either company’s best interests. The Lease Termination Agreement provides that GFE and GSE mutually agree to terminate the lease, including any right, title, interest, obligation or liability, claim or cause of action arising out of or in anyway connected to the lease.
Item 5.02 Departure of Director
     On October 9, 2006, Fagen, Inc. replaced its appointed representative on the GFE board, Steve Core, with Mr. Ken L. Berg pursuant to Fagen, Inc.’s right of appointment under the GFE Fifth Amended and Restated Operating Agreement. Mr. Berg will serve at the pleasure of Fagen, Inc. and has not yet been named to any board committees and at this time it is unclear which committees Mr. Berg may serve in the future. Mr. Berg has been involved in grain and livestock production in southwest Minnesota since 1980.

Exhibit No.	Description

99.1	Lease Termination Agreement dated October 10, 2006, between Granite Falls Energy, LLC and Gopher State Ethanol, LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC
Date: October 12, 2006	/s/ Paul Enstad
Paul Enstad, Chairman of the Board of Governors